Exhibit 24.1

Power of Attorney

    Know all men by these presents, that each person whose signature appears below, hereby constitutes and appoints Andrew H. Beck, Roger N. Batkin and Lara T. Long his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the annual report on Form 10-K of AGCO Corporation for the fiscal year ended December 31, 2020 and any or all amendments or supplements thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to the Form 10-K or any amendments or supplements thereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ Eric P. Hansotia	February 26, 2021
Eric P. Hansotia

/s/ Roy V. Armes	February 26, 2021
Roy V. Armes

/s/ Michael C. Arnold	February 26, 2021
Michael C. Arnold

/s/ Sondra L. Barbour	February 26, 2021
Sondra L. Barbour

/s/ P. George Benson	February 26, 2021
P. George Benson

/s/ Suzanne P. Clark	February 26, 2021
Suzanne P. Clark

/s/ Bob De Lange	February 26, 2021
Bob De Lange

/s/ Wolfgang Deml	February 26, 2021
Wolfgang Deml

/s/ Wolfgang Kirsch	February 26, 2021
Wolfgang Kirsch

/s/ George E. Minnich	February 26, 2021
George E. Minnich

/s/ Gerald L. Shaheen	February 26, 2021
Gerald L. Shaheen

/s/ Mallika Srinivasan	February 26, 2021
Mallika Srinivasan

/s/ Matthew Tsien	February 26, 2021
Matthew Tsien